INDEPENDANT AUDITORS' CONSENT


We  consent to the  inclusion,  in this  Registration  Statement  on Form SB-2, of our report dated September 27, l996, of our audit of the consolidated financial statements of SIMS Communications, Inc. and subsidiary. We also consent to the reference to our firm under the caption "Experts".


July __, 1997                         Ehrhardt Keefe Steiner & Hottman PC
Denver, Colorado



2531D:56-62